UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2008
AMERICAN COMMUNITY NEWSPAPERS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32549	20-2521288

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14875 Landmark Blvd., Suite 110, Addison, Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (972) 628-4080
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (d) On October 20, 2008, the board of directors of American Community Newspapers Inc. (“Company”) determined to voluntarily delist the Company’s common stock, warrants and units from NYSE Alternext US LLC (“NYSE Alternext”) and terminate the registration of its common stock, warrants and units under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company has submitted written notice to NYSE Alternext of its intention to voluntarily delist its common stock, warrants and units. On or about October 31, 2008, the Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) to complete the voluntary delisting of its common stock, warrants and units from NYSE Alternext, which will become effective 10 days after the filing date. When that occurs, the Company intends to file a Form 15 with the SEC to suspend its obligation to file reports under the Exchange Act.
     A copy of the press release relating to this announcement is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated October 21, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 23, 2008

AMERICAN COMMUNITY NEWSPAPERS INC.
By:	/s/ Eugene M. Carr
	Name:	Eugene M. Carr
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 21, 2008.